Exhibit (24)

		     MERCANTILE BANKSHARES CORPORATION
			     POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS that the undersigned Directors of MERCANTILE BANKSHARES CORPORATION, a Maryland Corporation, hereby constitute and appoint H. FURLONG BALDWIN and EDWARD K. DUNN, JR., or either of them acting alone, the true and lawful agents and attorneys in fact of the undersigned in each case with full power and authority in either of said agents and attorneys in fact, to sign for the undersigned and in their respective names as Directors of the Corporation the Annual Report of the Corporation to the Securities and Exchange Commission for the year 1996, on Form
10-K, filed under the Securities Exchange Act of 1934, as amended, and any amendment or amendments to such Form 10-K hereby ratifying and confirming all acts taken by such agents and attorneys in fact, or either of them, as herein authorized.

Date:           March 11, 1997




/s/ Freeman A. Hrabowski, III   Director    /s/ James A. Block        Director
Freeman A. Hrabowski, III                   James A. Block

/s/ Christian H. Poindexter     Director    /s/ William C. Richardson Director
Christian H. Poindexter                     William C. Richardson

/s/ Robert A. Kinsley           Director                              Director
Robert A. Kinsley

/s/ Thomas M. Bancroft, Jr.     Director                              Director
Thomas M. Bancroft, Jr.

/s/ Bishop L. Robinson          Director                              Director
Bishop L. Robinson

/s/ Donald J. Shepard           Director                              Director
Donald J. Shepard

/s/ Robert D. Kunisch           Director                              Director
Robert D. Kunisch

/s/ William R. Brody            Director                              Director
William R. Brody

/s/ Calman J. Zamoiski, Jr.     Director                              Director
Calman J. Zamoiski, Jr.

/s/ B. Larry Jenkins            Director                              Director
B. Larry Jenkins